                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials            [ ]  Soliciting Materials Under
[ ]  Confidential, for use of the Commission         Rule 14a-12
     only (as permitted by Rule 14a-6(e)(2))



                           COVER-ALL TECHNOLOGIES INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


       -------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:________

     2)  Aggregate number of securities to which transaction applies:___________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_____________

     4)  Proposed maximum aggregate value of transaction:_______________________

     5)  Total fee paid:________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount previously paid:________________________________________________

     2)  Form, Schedule or Registration Statement No.:__________________________

     3)  Filing Party:__________________________________________________________

     4)  Date Filed:____________________________________________________________

                           COVER-ALL TECHNOLOGIES INC.
                                  55 LANE ROAD
                           FAIRFIELD, NEW JERSEY 07004


JOHN W. ROBLIN
Chairman of the Board of Directors,
President and Chief Executive Officer


                                                                  April 28, 2006

To All Cover-All Stockholders:

        I cordially invite you to attend the 2006 annual meeting of stockholders of Cover-All Technologies Inc. which will be held at the Parsippany Hilton, One Hilton Court, Parsippany, New Jersey 07054, on Wednesday, June 7, 2006 at 9:30 a.m., local time.

        The enclosed notice of annual meeting and the proxy statement describe the various matters to be acted upon during the meeting.

        You may vote your shares by completing and returning your proxy card in the enclosed postage-paid envelope. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting. The prompt return of the proxy will be of assistance in preparing for the meeting, and your cooperation in this respect will be greatly appreciated.

        Please read with care the notice of the meeting and the proxy statement, which contains detailed information about the matters to be acted upon at the meeting. Even if you plan to attend the meeting, I urge you to complete, sign and return your proxy in the enclosed envelope as soon as possible. Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting. If you do not vote your shares, you will not have a say in the important issues to be voted on at the meeting.

        If you have any questions concerning the annual meeting or the proposals, please contact our Investor Relations department at (973) 461-5200. Following completion of the scheduled business, we will report on Cover-All Technologies' operations and answer questions. We appreciate your ownership of Cover-All Technologies, and I hope you will be able to join us on June 7th.

                                        Sincerely,



                                        John W. Roblin
                                        CHAIRMAN OF THE BOARD OF DIRECTORS,
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           COVER-ALL TECHNOLOGIES INC.
                                  55 LANE ROAD
                           FAIRFIELD, NEW JERSEY 07004

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on June 7, 2006

                              --------------------


TO THE STOCKHOLDERS OF COVER-ALL TECHNOLOGIES INC.:

        The 2006 annual meeting of stockholders of Cover-All Technologies Inc., a Delaware corporation, will be held on Wednesday, June 7, 2006 at 9:30 a.m., local time, at the Parsippany Hilton, One Hilton Court, Parsippany, New Jersey 07054, to consider and act upon the following:

        1. To elect a class of two directors to serve for a term of three years;

        2. To ratify the appointment of Moore Stephens, P.C. as our independent auditors for 2006; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 26, 2006, which is the record date for the meeting, are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. We have enclosed a proxy statement for the meeting.

        Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card, and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. If you attend the meeting, you may revoke your proxies and vote your shares in person, if you so choose.

                                        By Order of the Board of Directors,



                                        ANN F. MASSEY
                                        SECRETARY

Date:  April 28, 2006


--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


General Information about the Annual Meeting and Voting........................1

Proposal No. 1 - Election of Directors.........................................3

The Board of Directors and Corporate Governance Principles.....................5

Security Ownership of Certain Beneficial Owners and Management................10

Certain Relationships and Related Transactions................................12

Compliance with Section 16(a) of the Securities Exchange Act of 1934..........13

Equity Compensation Plan Information..........................................13

Compensation of Executive Officers and Directors..............................14

Compensation Committee Report on Executive Compensation.......................17

Performance Graph.............................................................20

Audit Committee Report........................................................21

Independent Auditor Information...............................................22

Proposal No. 2 - Ratification of Appointment of Independent Auditors..........23

Additional Information........................................................23

                           COVER-ALL TECHNOLOGIES INC.

                              --------------------

                                 PROXY STATEMENT
                       2006 ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 7, 2006

                              --------------------


             GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID I RECEIVE THIS PROXY STATEMENT?

We sent you this proxy statement and the enclosed proxy card because our board of directors (the "Board") is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders to be held on June 7, 2006 at 9:30 a.m., local time, at the Parsippany Hilton, One Hilton Court, Parsippany, New Jersey 07054. When we ask for your proxy, we must provide you with a proxy statement that contains certain information specified by law. We intend to mail this proxy statement and the enclosed proxy card on or about April 28, 2006 to all stockholders of record entitled to vote at the meeting.

WHO CAN VOTE AT THE MEETING?

Only stockholders of record at the close of business on April 26, 2006 (the "record date") will be entitled to vote at the meeting. As of the record date, there were 16,559,823 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon.

        STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME. If, on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a registered stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card.

        BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKER OR BANK. If, on the record date, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that broker or other agent. The broker holding your account is considered the stockholder of record for purposes of voting at the meeting. Street name holders generally cannot vote their shares directly and must instead instruct the brokerage, bank or other agent how to vote their shares using the method described below under "How can I vote my shares?".

WHAT WILL STOCKHOLDERS VOTE ON AT THE MEETING?

Our stockholders will be asked to vote on three proposals:

        Proposal 1 -- Election of Directors

        Proposal 2 -- Ratification of Appointment of Independent Auditors

HOW MANY VOTES ARE REQUIRED TO VOTE TO APPROVE EACH PROPOSAL?

        PROPOSAL 1 -- ELECTION OF DIRECTORS. The nominees receiving the most votes will be elected. Abstentions, broker non-votes and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes against those nominees.

        PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. The affirmative vote of a majority of the votes cast is required to ratify the appointment of our independent auditors. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

WHAT CONSTITUTES A QUORUM?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of a majority of the outstanding shares of our common stock entitled to vote at the meeting, present or represented by proxy. Abstentions and broker non-votes will be counted as shares present in determining whether a quorum is present.

WHAT IS A "BROKER NON-VOTE"?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the stock exchange or other organization of which it is a member. In this situation, a "broker non-vote" occurs. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum.

HOW CAN I VOTE MY SHARES?

You may vote in person at the meeting or by proxy. If you are a registered stockholder, you can vote by proxy by mailing the enclosed proxy card. Please refer to the instructions on your proxy card to vote by proxy. If you hold your shares through a bank or broker, then you may vote by the ways made available by your bank or broker, in which case the bank or broker will include instructions with this proxy statement.

ARE THERE ANY OTHER MATTERS TO BE VOTED ON AT THE MEETING?

As of the date of this proxy statement, our Board does not know of any other matters to be brought before the meeting. However, if any other matters are properly brought before the meeting or any adjournments thereof, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You have the right to revoke your proxy at any time before the meeting by:

        o       delivering written revocation to the Secretary of our company;

        o submitting a duly executed proxy bearing a later date to the Secretary of our company; or

        o       voting in person at the meeting.

Attendance at the meeting will not, by itself, revoke a previously granted proxy.

WHAT ARE OUR BOARD'S RECOMMENDATIONS?

For the reasons set out in more detail in the proxy statement, our Board recommends that you vote your shares:

        o       FOR the listed director nominees (Proposal 1).

        o FOR the ratification of the appointment of the independent auditors (Proposal 2).



                       PROPOSAL 1 - ELECTION OF DIRECTORS

        Our Board is currently divided into three classes. The three-year term of office of each class expires at the meeting of stockholders in successive years, upon the election and qualification of successor classes. Our by-laws provide for seven members of our Board. There were two vacancies as of the record date. Of the current total of five directors, two of our directors have terms expiring at the meeting.

        The nominees for the class to be elected at the meeting are John W. Roblin and Robert A. Marshall. Mr. Roblin was named a director in 2000, and Mr. Marshall was named a director in 2001.

        The persons named in the enclosed proxy will vote to elect the two nominees named below as directors, unless you withhold authority to vote for the election of one or more of the nominees by marking the proxy to that effect. If the nominees do not remain candidates for election at the date of the meeting (which contingency is not now contemplated or foreseen by our Board), the solicited proxies may be voted for a substitute nominee selected by our Board. You may not vote any proxies for a greater number of persons than the two nominees named. The nominees for director receiving a plurality of the votes cast at the meeting shall be elected. Each director elected at the annual meeting will serve for a term of three years (until the 2009 annual meeting of stockholders) or until that director's successor is elected and qualified.

        The names of the nominees for director and certain information about them are set forth below:

        JOHN W. ROBLIN has served as our President and Chief Executive Officer since December 1999 and as a director since March 2000. He was named Chairman of the Board in February 2001. Prior to joining our company, Mr. Roblin was Chief Information Officer and Senior Vice President for CIGNA Property and Casualty, positions he held since 1998. From 1994 until 1998, he was Chief Information Officer and Senior Vice President for Advanta Corporation. Prior to 1994, he was the Chief Information

Officer at Chubb & Son, USF&G and Traveler's Personal Lines Division. See "Certain Relationships and Transactions."

        ROBERT A. MARSHALL has served as a member of our Board since April 2001. Mr. Marshall was President and Chief Operating Officer of Arcadia Financial, Ltd. from 1999 to 2000. From 1997 to 1998, he was an independent consultant to various companies within the financial services industry. From 1988 to 1997, Mr. Marshall was employed by Advanta Corporation where he held various senior management positions such as President of the Credit Card Division, President of Advanta National Bank and Corporate Executive Vice President.

                   THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1.

           THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE PRINCIPLES

COMPOSITION AND MEETINGS OF OUR BOARD

        The following table sets forth the members of our Board and the nominees for director and their ages, their current positions and the expiration dates of their terms as directors:


      NAME                       AGE          POSITION                   TERM AS DIRECTOR EXPIRES
      ----                       ---          --------                   ------------------------
John W. Roblin*...............    61    President, Chief Executive                 2006
                                        Officer and Chairman of the
                                        Board of Directors
G. Russell Cleveland..........    67    Director                                   2007
Earl Gallegos.................    48    Director                                   2008
Mark D. Johnston..............    49    Director                                   2008
Robert A. Marshall*...........    65    Director                                   2006

-----------------
* Term of class expires at the meeting. Directors indicated are nominees for re-election.

        Our Board held six meetings during 2005. None of our directors attended fewer than 75% of the six meetings of our Board and committees on which any of them served in 2005.

        Board members are expected to attend the annual meeting of stockholders, which is held in conjunction with one of our Board's regularly scheduled meetings. Accordingly, all members of our Board are generally present for the annual meeting of stockholders. Four of the five members of our Board at the time of our 2005 annual meeting of stockholders attended that meeting.

        The names of our current directors and certain information about them are set forth below:

        JOHN W. ROBLIN has served as our President and Chief Executive Officer since December 1999 and as a director since March 2000. He was named Chairman of the Board in February 2001. Prior to joining our company, Mr. Roblin was Chief Information Officer and Senior Vice President for CIGNA Property and Casualty, positions he held since 1998. From 1994 until 1998, he was Chief Information Officer and Senior Vice President for Advanta Corporation. Prior to 1994, he was the Chief Information Officer at Chubb & Son, USF&G and Traveler's Personal Lines Division. See "Certain Relationships and Transactions."

        G. RUSSELL CLEVELAND has served as a member of our Board since July 2001. Mr. Cleveland is the President, Chief Executive Officer, sole director and the majority shareholder of RENN Capital Group, Inc. He is also the President, Chief Executive Officer and director of Renaissance Capital Growth & Income Fund III, Inc. RENN Capital Group, Inc. is the investment manager of Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC and BFS US Special Opportunities Trust PLC, investment trusts listed on the London Stock Exchange. Mr. Cleveland is a Chartered Financial Analyst with more than 35 years of experience as a specialist in investments in smaller capitalization companies. A graduate of the Wharton School of Business, Mr. Cleveland has served as President of the Dallas Association of Investment Analysts. Mr. Cleveland serves on the boards of directors of Renaissance US Growth Investment Trust PLC, BFS US Special Opportunities Trust PLC, Renaissance Capital Growth & Income Fund III, Inc., CaminoSoft Corp., Tutogen Medical, Inc., Integrated Security Systems, Inc. and Digital Recorders, Inc. See "Certain Relationships and Related Transactions."

        EARL GALLEGOS has served as a member of our Board since March 1997. Mr. Gallegos is the principal of Earl Gallegos Management, LLC, a management consulting firm founded by him in July 1994 specializing in the insurance and software industries. Mr. Gallegos is a founder and chairman of the board of directors of Peak Performance Solutions Inc., a privately held insurance technology firm, and he currently serves as a director of Zytalis Inc., a privately held information technology professional services firm. Mr. Gallegos has also served as a director of Bridium, Inc., a privately held technology firm, from July 1998 to August 2003, Fidelity National Information Solutions, Inc., a publicly held company listed on Nasdaq, from September 1997 to September 2003, eGovNet, Inc., a privately held government technology services firm, from September 2002 to September 2003, and PracticeOne, Inc., a privately held medical practice management software company, from November 2002 to January 2005.

        MARK D. JOHNSTON has served as a member of our Board since 1996. Mr. Johnston served as our Chairman of our Board from November 1999 until February 2001 and served as our Interim Chief Financial Officer from March 2000 to February 2001. Mr. Johnston is an executive director of Software Investments Limited (SIL), Vault Management Limited, Care Corporation Limited (Care) and Investotel Limited, all of which are British Virgin Islands corporations. Mr. Johnston was named to our Board pursuant to the terms of a Stock Purchase Agreement, dated as of March 31, 1996, among our company, SIL and Care.

        ROBERT A. MARSHALL has served as a member of our Board since April 2001. Mr. Marshall was President and Chief Operating Officer of Arcadia Financial, Ltd. from 1999 to 2000. From 1997 to 1998, he was an independent consultant to various companies within the financial services industry. From 1988 to 1997, Mr. Marshall was employed by Advanta Corporation where he held various senior management positions such as President of the Credit Card Division, President of Advanta National Bank and Corporate Executive Vice President.

CODE OF ETHICS AND BUSINESS CONDUCT

        We are committed to conducting business honestly and in accordance with the highest ethical standards and, consequently, all of our directors, officers and employees, including our principal executive officer and principal financial officer are required to comply with our Code of Ethics and Business Conduct.

        If we make any substantive amendments to the Code of Ethics and Business Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics and Business Conduct to our principal executive officer or our principal financial officer, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K to be filed with the Securities and Exchange Commission (the "SEC").

BOARD COMMITTEES

        The standing committees of our Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

        AUDIT COMMITTEE. During 2005, our Audit Committee was composed of two directors, Messrs. Gallegos and Marshall, each of whom is independent within the meaning of SEC regulations and the Nasdaq listing standards. Each member of the Audit Committee meets the Nasdaq financial literacy requirements. Our Board interprets "financial literacy" to mean the ability to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. In 2005, the Audit Committee met four times.

        The Audit Committee, along with our Board, has determined that Mr. Gallegos is an "audit committee financial expert" as defined under Item 401(h) of Regulation S-K adopted by the SEC. Our Board based this decision the following qualifications:

        o current service as chief executive officer of a privately held information company, overseeing and/or assessing the performance of the company with respect to the preparation, auditing or evaluation of the company's financial statements; and

        o       membership on various other audit committees.

        The Audit Committee operates under a written charter. As set forth in the written charter, the Audit Committee's principal functions are to assist our Board in its oversight responsibilities with respect to:

        o the annual financial information to be provided to stockholders and the SEC;

        o the establishment and monitoring of procedures to improve the quality and reliability of the disclosure of our financial condition and results of operations;

        o the appointment, compensation and retention of our independent auditors and the work performed by the independent auditors; and

        o       the internal audit functions.

        In addition, the Audit Committee provides an avenue for communication between the independent auditors, financial management and our Board. The Audit Committee also has sole authority to engage, appoint, evaluate, compensate and replace the independent auditors, and it reviews and approves in advance all audit, audit related and non-audit services performed by the independent auditors (to the extent those services may be provided under applicable law). The Audit Committee meets with management regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public.

        COMPENSATION COMMITTEE. The Compensation Committee has three members, Messrs. Roblin, Johnston and Marshall. The Compensation Committee's principal function is to review current and proposed employment arrangements with existing and prospective senior employees as well as to periodically review compensation and other benefits paid to or provided for our management. The Compensation Committee also prepares an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee met three times in 2005.

        NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. In 2005, our Board established the Nominating and Corporate Governance Committee (the "Nominating Committee"). The Nominating Committee has three members, Messrs. Cleveland, Gallegos and Marshall. Messrs. Gallegos and Marshall are independent in accordance with Nasdaq listing standards; Mr. Cleveland is not independent under such standards. The Nominating Committee met three times in 2005 in the presence of the full Board.

        The Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring the implementation of our Code of Ethics and Business Conduct. In addition, the Nominating Committee develops and reviews background information on candidates for our Board and makes recommendations to our Board regarding such candidates. The Nominating Committee also supervises our Board's annual review of director independence and our Board's self-evaluation of its performance.

SELECTION OF BOARD NOMINEES

        NOMINATION PROCESS. The Nominating Committee considers candidates for Board membership suggested by its members, other Board members, stockholders and management. The Nominating Committee may also retain a third-party executive search firm to identify candidates. The Nominating Committee and our Board will consider stockholder recommendations for director nominees that are properly received in accordance with our bylaws, our "Director Nomination Policy" and the applicable rules and regulations of the SEC.

        Under the terms of our Director Nomination Policy, the Nominating Committee and our Board will consider director nominations from a stockholder who is entitled to vote in the election of directors. Stockholders may nominate one or more persons for election as director at an annual or special meeting of stockholders by written notice of their intent to make such nomination or nominations either by personal delivery or by writing to the Secretary of our company not later than:

        o with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and

        o with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

        If stockholders wish to nominate persons for election as directors at the 2007 Annual Meeting of Stockholders, we must receive notice of this matter on or before March 9, 2007. After that date, the proposal will be considered untimely. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the procedure provided in our Director Nomination Policy.

        DESIRED QUALIFICATIONS, QUALITIES AND SKILLS. Director nominees should be individuals of high integrity who have a solid record of accomplishment in their chosen fields and who possess the qualifications, qualities and skills to best serve our interests and our stockholders' interests. Candidates will be selected for their ability to exercise good judgment and to provide practical insights and diverse perspectives.

        To be recommended by the Nominating Committee for election to our Board, a director nominee must demonstrate the qualities and capabilities determined important by the Nominating Committee. As set forth in our Director Nomination Policy, the Nominating Committee considers the following qualifications, at a minimum, to be required of any director nominee:

        o       the highest professional and personal ethics and integrity;
        o a generally recognized position of leadership in the director nominee's field of endeavor;
        o ability to provide insights and practical wisdom based on his/her experience and expertise;
        o       commitment to enhancing stockholder value;
        o       sufficient time to effectively carry out his or her duties; and
        o       compliance with legal and regulatory requirements.

        Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem are in our and our stockholders' best interests.

CONTACTING THE BOARD

        Under our "Policy for Stockholder Communications with Directors" the Nominating Committee and our Board have established a procedure that enables our stockholders to communicate in writing with members of our Board or to any individual director or group of directors. Any stockholder may send correspondence to our Board, or to any individual director or group of directors, by e-mail to SHOLDERS@COVER-ALL.COM or by writing to the Secretary at our principal office.

        The Secretary of our company will be responsible for the first review and logging of this correspondence and has been instructed by our Board to promptly forward all appropriate communications to the intended recipient indicated thereon. The Secretary will maintain a record of the originals of each communication received and provide copies to our Board or any individual director or group of directors, as appropriate, unless it is a type of correspondence which the Nominating Committee has identified as correspondence which may be retained in our files and not sent to our directors.

        Under the Policy for Stockholder Communications with Directors, the Nominating Committee authorized the Secretary to retain and not send to our directors communications: (a) that are commercial, advertising or promotional in nature (offering goods or services); (b) that solely relate to such matters such as warranty and product issues; or (c) that clearly are unrelated to our business, industry, management or board matters or director responsibilities. These types of communications will be logged and filed but not circulated to our directors. Except as set forth in this paragraph, the Secretary will not screen which communications will be sent to our directors.

        The log of stockholder correspondence will be available to members of the Nominating Committee for inspection. At least once each year, the Secretary will provide to the Nominating Committee a summary of the communications received from stockholders, including the communications not sent to our directors in accordance with screening procedures approved by the Nominating Committee.

        Communications from an employee or agent will be considered stockholders communications under the Policy for Stockholder Communications with Directors only if made solely in his or her capacity as a stockholder. Communications from our directors or officers shall not be considered stockholder communications.

CORPORATE GOVERNANCE MATERIALS

        Copies of our Audit Committee Charter and our Nominating Committee Charter, as well as of our Code of Ethics and Business Conduct, Director Nomination Policy and Policy for Stockholder Communications with Directors, are available on our website (WWW.COVER-ALL.COM). Please note that information on our website is not incorporated by reference in this proxy statement. Copies of these documents are also available to stockholders without charge upon written request to the Secretary at our principal address.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains information as of March 31, 2006 as to the number of shares of our common stock beneficially owned by (i) each person we know to own beneficially more than 5% of our common stock, (ii) each person who is a director or who is a nominee to be a director, (iii) the executive officers for whom information is included in the Summary Compensation Table and (iv) all persons as a group who are directors and executive officers and as to the percentage of outstanding shares held by these persons on that date.


NAME AND ADDRESS                                           AMOUNT BENEFICIALLY OWNED (1)     PERCENT OF CLASS (2)
-------------------------------------------------------  --------------------------------  -----------------------
BFS US Special Opportunities Trust PLC                           3,767,200 (3)                          19.1%
  c/o RENN Capital Group, Inc.
  8080 N. Central Expressway
  Suite 210, LB-59
  Dallas, Texas 75206

Renaissance US Growth Investment Trust PLC                       3,767,200 (4)                          19.1%
  c/o RENN Capital Group, Inc.
  8080 N. Central Expressway
  Suite 210, LB-59
  Dallas, Texas 75206

Atlantic Employers Insurance Company                             1,238,273                               7.5%
  1601 Chestnut Street, TL44D
  Philadelphia, PA 19101

John W. Roblin                                                   1,225,476 (5)                           7.0%

G. Russell Cleveland                                                76,750 (6)                           *

Earl Gallegos                                                      532,750 (7)                           3.1%

Mark D. Johnston                                                 2,600,714 (8)                          15.5%

Robert A. Marshall                                                  76,750 (6)                           *

Maryanne Z. Gallagher                                              349,195 (9)                           2.1%

Ann F. Massey                                                       70,000 (6)                           *

Frank R. Orzell (10)                                               100,000 (6)                           *

All current directors and executive officers as a                5,131,635 (11)                         27.0%
  group (9 persons)

---------------
* Less than one percent.

(1) Except as otherwise noted, all persons have sole voting and investment power with respect to their shares. All amounts shown in this column include shares obtainable upon exercise of options or warrants or conversion of convertible debentures within sixty (60) days of the date of this table.

(2) Based upon 16,559,823 total outstanding shares of common stock on March 31, 2006, plus shares of common stock that may be acquired by the person indicated pursuant to any options or warrants exercisable or debentures convertible within sixty (60) days.

(3) Represents 3,067,895 shares of common stock receivable upon conversion our convertible debentures, 50,000 shares of common stock issuable upon the exercise of our warrants and 649,305 shares of common stock. Mr. Cleveland is President and Chief Executive Officer of RENN Capital Group, Inc., the investment manager of BFS US Special Opportunities Trust PLC. Mr. Cleveland disclaims beneficial ownership as to the shares beneficially owned by BFS US Special Opportunities Trust. See "Certain Relationships and Related Transactions."

(4) Represents 3,067,895 shares of common stock receivable upon conversion our convertible debentures, 50,000 shares of common stock issuable upon the exercise of our warrants and 649,305 shares of common stock. Mr. Cleveland is President and Chief Executive Officer of RENN Capital Group, Inc., the investment manager of Renaissance US Growth Investment Trust PLC (formerly known as Renaissance US Growth & Income Trust PLC). Mr. Cleveland disclaims beneficial ownership as to the shares beneficially owned by Renaissance US Growth Investment Trust. See "Certain Relationships and Related Transactions."

(5) Represents 265,161 shares of common stock, 675,000 shares of common stock that may be acquired pursuant to the exercise of outstanding stock options, 278,172 shares of common stock receivable upon conversion of our convertible debentures and 7,143 shares of common stock issuable upon the exercise of our warrants. See "Certain Relationships and Related Transactions."

(6) Represents shares of common stock that may be acquired pursuant to the exercise of outstanding stock options.

(7) Represents 18,000 shares of common stock and 514,750 shares of common stock that may be acquired pursuant to the exercise of outstanding stock options.

(8) Mr. Johnston beneficially owns an aggregate of 2,600,714 shares of common stock as follows: Software Investments Ltd. (of which Mr. Johnston is the sole stockholder) beneficially owns 1,688,964 shares of common stock; Vault Management Ltd. (of which Mr. Johnston is the sole stockholder) beneficially owns 640,000 shares of common stock; and Mr. Johnston individually beneficially owns 271,750 shares of common stock that may be acquired pursuant to the exercise of outstanding stock options.

(9) Represents 49,195 shares of common stock and 300,000 shares of common stock that may be acquired pursuant to the exercise of outstanding stock options.

(10)    Mr. Orzell retired from active employment effective April 21, 2006.

(11) Includes 2,157,143 shares of common stock that may be acquired pursuant to the exercise of outstanding stock options and warrants and 278,172 shares of common stock receivable upon conversion of our convertible debentures.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 2001 and 2002, we completed two rounds of debt financing through the sale of an aggregate of $2,500,000 of our 8% convertible debentures due 2008 ("2008 Debentures") and 8% convertible debentures due 2009 ("2009 Debentures") to Renaissance US Growth Investment Trust PLC and BFS US Special Opportunities Trust PLC (together, the "Renaissance Entities"), which, together, purchased an aggregate of $2,100,000 in principal amount of debentures, and to certain other investors including John W. Roblin, our Chairman of the Board, President and to Chief Executive Officer, who purchased $100,000 in principal amount of debentures. RENN Capital Group, Inc. is the investment manager of each of the Renaissance Entities. Mr. Russell Cleveland is the President, Chief Executive Officer, sole director and the majority shareholder of RENN Capital Group, Inc. Mr. Cleveland was named one of our directors in 2001 after the consummation of the sale of the 2008 Debentures.

        In March 2002, the holders of the 2008 Debentures agreed to an amendment of the loan agreements governing the debentures pursuant to which one of the financial covenants was amended for the first three quarters of 2002. As consideration for such amendments, we issued to such holders an aggregate of 128,572 warrants, expiring in 2007, to purchase such number of shares of our common stock at an exercise price of $0.22 per share. Of such warrants, an aggregate of 100,000 warrants were issued to the Renaissance Entities, and 7,143 warrants were issued to Mr. Roblin.

        The 2008 Debentures mature on July 1, 2008 and the 2009 Debentures mature on September 1, 2009, unless the debentures are earlier redeemed by us or the holder or converted into shares of our common stock at the holder's option at a conversion price of $0.30 per share, subject to adjustment. We may redeem the debentures for cash at 101% of the principal amount, together with accrued and unpaid interest through the redemption date, upon the occurrence of certain events specified in the debentures. We have been required to repay principal on the 2008 Debentures and 2009 Debentures, since July 1, 2004 and July 1, 2005, respectively, in monthly installments of ten dollars ($10) per thousand dollars ($1,000) of the then remaining principal amount of such debentures, and at maturity we will be required to pay the remaining unpaid principal amount.

        In 2005, the holders of the 2008 Debentures elected to convert all of their monthly principal installments due in 2005, totaling $220,121, under such debentures into shares of our common stock at the conversion price of $0.30 per share in lieu of receiving such installment payments in cash. In connection with this conversion, we issued to the holders of the 2008 Debentures an aggregate of 733,739 shares of our common stock. Of such shares, an aggregate of 591,118 shares were issued to the Renaissance Entities upon the conversion of $177,336 of principal of such debentures, and an aggregate of 35,655 shares were issued to Mr. Roblin upon the conversion of $10,697 of principal of such debentures.

        We pay the holders interest on the unpaid principal amount of the debentures monthly at the rate of 8% per annum. We made an aggregate of $184,000 of interest payments on the debentures during 2005, and we expect to make interest payments of approximately $163,000 in the aggregate during 2006. In 2005, the Renaissance Entities received an aggregate of $155,807 in interest payments on the debentures, and Mr. Roblin received an aggregate of $7,169 in interest payments on the debentures.

        As of April 28, 2006, after giving effect to the conversion of the holders' monthly principal installments due in 2005 and 2004, the 2008 Debentures and 2009 Debentures have an aggregate outstanding principal amount of $2,174,544. Of this amount, the Renaissance Entities hold $1,840,736 of the aggregate outstanding principal amount of debentures and Mr. Roblin holds $83,451 of the aggregate outstanding principal amount of debentures.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Such persons are required to furnish us with copies of all Section 16(a) reports that they file. Based solely upon our review of copies of such reports for our 2005 fiscal year, we believe that during 2005, our executive officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.


                      EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth, as of December 31, 2005, information related to our equity compensation plans. All options to acquire our equity securities are exercisable for or represent the right to purchase our common stock.

                                                                                             NUMBER OF SECURITIES
                                                                                             REMAINING FOR FUTURE
                                 NUMBER OF SECURITIES TO        WEIGHTED-AVERAGE            ISSUANCE UNDER EQUITY
                                 BE ISSUED UPON EXERCISE        EXERCISE PRICE OF            COMPENSATION PLANS
                                 OF OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,         (EXCLUDING SECURITIES
PLAN CATEGORY                      WARRANTS AND RIGHTS         WARRANTS AND RIGHTS         REFLECTED IN COLUMN (A))
-------------                      -------------------         -------------------         ------------------------
                                           (a)                         (b)                           (c)
Equity compensation plans
approved by security
holders (1)..................            2,770,500                    $0.78                       5,750,000

Equity compensation plans
not approved by security
holders......................                  ---                      ---                             ---

---------------
(1) Includes our 2005 Stock Incentive Plan and our 1995 Employee Stock Option Plan, as amended, and our 1994 Stock Option Plan for Independent Directors, as amended.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

        SUMMARY COMPENSATION TABLE

        The following table summarizes all compensation earned or paid to our chief executive officer and each of our other executive officers whose total annual salary and bonus exceeded $100,000 for services rendered in all capacities to us in 2005, 2004 and 2003.

                                                                                LONG TERM COMPENSATION
                                                  ANNUAL COMPENSATION                   AWARDS
                                        -------------------------------------- ------------------------

                                                                                RESTRICTED   SECURITIES
            NAME AND                                             OTHER ANNUAL     STOCK      UNDERLYING     ALL OTHER
       PRINCIPAL POSITION         YEAR    SALARY      BONUS      COMPENSATION    AWARD(S)     OPTIONS    COMPENSATION(2)
       ------------------         ----    ------      -----      ------------    --------     -------    ---------------
John W. Roblin                    2005   $300,000        ---       $12,183(1)        ---          ---          $8,654
  Chairman of the Board of        2004   $300,000   $120,000       $12,721(1)        ---          ---          $6,673
  Directors, President and        2003   $291,595        ---       $11,820(1)        ---      300,000          $7,000
  Chief Executive Officer

Maryanne Z. Gallagher             2005   $187,000       ---            ---           ---          ---          $5,613
  Chief Operating Officer         2004   $187,000    $37,500           ---           ---          ---          $3,623
                                  2003   $181,731        ---           ---           ---      175,000          $3,361

Frank R. Orzell(3)                2005   $139,530    $17,500(4)        ---           ---          ---             ---
  Senior Vice President           2004   $140,000        ---           ---           ---          ---             ---
                                  2003   $145,385        ---           ---           ---          ---             ---

Ann F. Massey                     2005   $121,800        ---           ---           ---          ---          $3,260
  Chief Financial Officer         2004   $116,669    $10,000           ---           ---          ---          $2,342
                                  2003   $114,231        ---           ---           ---       15,000          $2,192

--------------------
(1)     Represents an automobile allowance.
(2) Consists of matching contributions to the Cover-All Technologies Inc. 401(k) Plan made by us on behalf of the named executive officer.
(3)     Mr. Orzell retired from active employment effective April 21, 2006.
(4)     Represents a commission paid to Mr. Orzell.

        2005 OPTION EXERCISES AND YEAR-END OPTION VALUES

        The following table sets forth outstanding stock options held by our executive officers listed in the Summary Compensation Table at December 31, 2005.

                                                                                                    VALUE OF UNEXERCISED
                              SHARES                     NUMBER OF SECURITIES UNDERLYING        IN-THE-MONEY OPTIONS AT FISCAL
                             ACQUIRED                UNEXERCISED OPTIONS AT FISCAL YEAR END             YEAR-END (1)
                                ON         VALUE     --------------------------------------   ---------------------------------
                             EXERCISE    REALIZED
           NAME                 (#)         ($)         EXERCISABLE         UNEXERCISABLE     EXERCISABLE         UNEXERCISABLE
-------------------------   ----------  ----------      -----------         -------------     -----------         -------------
John W. Roblin                  ---         ---           1,025,000               150,000        $106,100                $3,000
Maryanne Z. Gallagher           ---         ---             300,000                   ---         $34,000                   ---
Frank R. Orzell (2)             ---         ---             100,000                   ---         $24,000                   ---
Ann F. Massey                   ---         ---              75,000                   ---         $13,600                   ---

---------------
(1) Based upon the fair market value of our common stock of $.55 per share on December 30, 2005 reported on the OTC Bulletin Board.
(2)     Mr. Orzell retired from active employment effective April 21, 2006.


EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS

        In December 2003, we entered into a new employment agreement with John
W. Roblin, our Chairman of the Board, President and Chief Executive Officer. The employment agreement expires on December 31, 2006 and may be renewed for a one-year period upon the consent of both parties.

        Under the agreement, Mr. Roblin's base salary is $300,000 per annum, and he is eligible for an annual performance bonus. If the amount of the performance bonus is greater than the amount of Mr. Roblin's annual base salary, then he will receive a cash payment equal to his base salary and a grant of shares of our restricted stock for the excess amount. Mr. Roblin is entitled to annual paid vacation, participation in benefit plans applicable to our officers and executive employees, and the use of a Company automobile for business purposes.

        In connection with his employment agreement, we granted Mr. Roblin five-year options to purchase 300,000 shares of our common stock, at a price per share equal to the fair market value of the shares as of the date of grant. All of his remaining 150,000 options vested on January 1, 2006.

        In the event of his death or disability, we will pay to Mr. Roblin (i) any accrued and unpaid base salary and vacation time and (ii) the pro rata portion, through the date of termination, of any earned bonus. He would also receive three months base salary and the continuation of paid time off and his other benefits, including the use of the Company automobile, for a three month period.

        Pursuant to Mr. Roblin's employment agreement, upon a "change of control," Mr. Roblin would be entitled to terminate his employment, and we will pay to him (i) any accrued and unpaid base salary and vacation time and (ii) the pro rata portion, through the date of termination, of any earned bonus. He would also receive twelve months base salary severance compensation and the continuation of paid time off and his other benefits, including the use of the Company automobile, for a twelve month period.

        If Mr. Roblin's employment is terminated for "cause" (as defined in the employment agreement), we are only obligated to pay Mr. Roblin his accrued and unpaid base salary and vacation time. Mr. Roblin may voluntarily terminate the employment agreement and his employment at any time, for any reason, by giving our Board six months prior written notice. If Mr. Roblin voluntarily terminates the agreement, we will pay to him his accrued and unpaid base salary and vacation time.

        If Mr. Roblin's employment is terminated by reason of our decision not to renew the agreement upon the conclusion of the employment term on December 31, 2006, we will provide to Mr. Roblin, as severance compensation, an amount equal to six months base salary, and the continuation of benefits, including paid time off and the use of the Company automobile, for a six month period.

        None of our other employees have employment agreements, severance payment arrangements or payment arrangements that would be triggered by a change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        In 2005, our directors received compensation for their services as directors as described under "Compensation of Directors" below.

        During 2005, the Compensation Committee consisted of Messrs. Roblin, Marshall and Johnston. Mr. Roblin has served as our President and Chief Executive Officer since December 1999. Mr. Johnston served as our Interim Chief Financial Officer from March 2000 to February 2001. Mr. Johnston also served as our Chief Financial Officer on an interim basis from March 1997 until January 1998. During 2005, no member of the Compensation Committee had a relationship with any other company that requires disclosure as a "compensation committee interlock."

COMPENSATION OF DIRECTORS

        On March 23, 2005, our Board approved non-employee director compensation for 2005 (the "Compensation Plan"). The purpose of the Compensation Plan is to compensate members of our Board who are not our employees.

        The Compensation Plan was adopted in part in light of the increased responsibilities placed on our directors pursuant to the Sarbanes-Oxley Act of 2002. Pursuant to the Compensation Plan, each of our non-employee directors will receive: (i) an annual stipend of $6,000; (ii) $1,500 per each meeting attended, with an annual ceiling of $3,000; (iii) $500 per each quarterly conference call attended, with an annual ceiling of $2,000; and (iv) options, distributable at the beginning of the calendar year, to purchase 25,000 of our common stock. Non-employee directors serving on our Audit Committee will receive an additional $500 per quarter. We will make all payments under the Compensation Plan quarterly and in arrears.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Board of Directors of the Company maintains a Compensation Committee comprised of three directors of the Company whose names are listed at the end of this report. The Committee sets the principles and strategies that serve to guide the design of the Company's employee compensation and benefit programs. The Committee annually evaluates the performance of the President and Chief Executive Officer and other executive officers. Taking the performance evaluations into consideration, the Committee establishes and approves the compensation levels for the executive officers.

    ROLE OF THE COMPENSATION COMMITTEE

        The principal functions of the Compensation Committee are:

        o To establish and periodically review the Company's compensation philosophy and the adequacy of compensation plans and programs for directors, executive officers and other employees;

        o To establish compensation arrangements and incentive goals for executive officers and to assist the Board of Directors in the administration of compensation plans;

        o To review the performance of the executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance;

        o To periodically report on the Committee's activities to the full Board of Directors; and

        o To prepare an annual report on executive compensation for inclusion in the Company's annual proxy statement.

    GENERAL COMPENSATION POLICY

        The Company's objective is to attract, retain, motivate and reward high caliber executives who deliver superior short and long-term performance that builds shareholder value. To achieve the Company's objective, the Committee has set the following guiding principles in the design and administration of the Company's compensation programs:

        o Attract, motivate and retain executive officers who can make significant contributions to the Company's long-term success;

        o Align the interests of executive officers with those of shareholders; and

        o Tie individual compensation awards to business and individual performance with a portion of executive compensation designed to create incentives for superior performance and consequences for below target performance.

        The Compensation Committee developed a compensation evaluation program that requires management to set goals at the beginning of each fiscal year for increasing income before taxes from the previous year in order to evaluate management's performance. Salary increases for each fiscal year have been based upon the Company attaining the earnings performance targets for the preceding fiscal year, unusual achievements and cost of living. Bonuses, if any, are divided among the executive group after evaluation of each individual's performance, in consultation with senior management. Option grants are similarly based. In 2005, the Company did not pay bonuses to any of its employees.

    EQUITY INCENTIVE PLANS

        The Compensation Committee believes that stock options provide a valuable tool for aligning the interests of management with stockholders and focusing management's attention on the long-term growth of the Company. In addition, the Committee believes that the awarding of stock options is essential to attract and retain the talented professionals and managers needed to ensure the continued success of the Company.

        During 2005, the Company had three stock option plans which were in effect. Under the 1994 Stock Option Plan for Independent Directors, options for the purchase of up to 300,000 shares of our common stock may be granted to directors who are not employees. The 1994 Stock Option Plan for Independent Directors was amended in June 2000 to increase the aggregate number of shares of common stock available for grant from 300,000 to 750,000. This plan will expire on December 31, 2009.

        Under the 1995 Employee Stock Option Plan, which was amended in 1997 and in 2000, the Board of Directors was able to grant options for the purchase of up to 5,000,000 shares of our common stock. The 1995 Employee Stock Option Plan expired in March 2005.

        Under the 2005 Stock Incentive Plan (the "2005 Plan"), a maximum of 5,000,000 shares of the Company's common stock are available for grants of all equity awards under this plan.

    CHIEF EXECUTIVE OFFICER COMPENSATION FOR 2005

        John W. Roblin has served as the Company's President and Chief Executive Officer since December 1999 and as a director since March 2000. In 2005, Mr. Roblin was paid a base salary of $300,000 which is his annual salary rate that has been in effect since December 2003. The Compensation Committee determined Mr. Roblin's salary based upon the factors discussed above relating to executive compensation in general and reflected the terms of that determination in Mr. Roblin's employment agreement.

        In connection with his employment agreement, the Company granted Mr. Roblin five-year options to purchase 300,000 shares of our common stock at a price per share equal to the fair market value of such shares as of the date of grant. On January 1, 2005, options as to 150,000 shares vested, and on January 1, 2006, options as to the remaining 150,000 shares vested, all pursuant to a stock option agreement relating to such grant.

        Pursuant to his employment agreement, Mr. Roblin is eligible for an annual performance bonus. If the amount of such performance bonus is greater than the amount of Mr. Roblin's annual base salary, then he will receive a cash payment equal to his base salary and a grant of shares of the Company's restricted stock for the excess amount. In 2005, the Company did not pay Mr. Roblin a bonus. Additionally, Mr. Roblin is entitled to annual paid vacation, participation in benefit plans applicable to our officers and executive employees, and the use of a Company automobile for business purposes. In 2005, the Company made total matching contributions of $8,654 to Mr. Roblin's 401(k) Plan.

        Mr. Roblin does not participate in the Compensation Committee's decisions regarding his compensation. His compensation is separately evaluated by Messrs. Marshall and Johnston and the remaining members of the Board of Directors, who take into consideration overall Company performance in attaining established targets for income before taxes and developing and achieving short term and long term goals for the Company. Such targets are set forth in Mr. Roblin's employment agreement As a result of this review, the Compensation Committee concluded that Mr. Roblin's compensation was reasonable and not excessive based on his leadership, decision-making skills, experience, knowledge, communication with the Board of Directors and strategic recommendations.

        This report on executive compensation is provided by the undersigned members of the Compensation Committee of the Board of Directors.


                                        Mark D. Johnston
                                        Robert A. Marshall
                                        John W. Roblin
                                        (Members of the Compensation Committee)

                                PERFORMANCE GRAPH

        The graph below compares the cumulative total stockholder returns (including reinvestment of dividends) from the period from December 31, 2000 through December 31, 2005 on an investment of $100 in (i) our common stock, (ii) the Russell 2000 Index (an index of small capitalization companies) and (iii) an index of peer companies that we have selected. You should be aware that historical results are not necessarily indicative of future performance.








                               [PERFORMANCE GRAPH]








                                                   COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG
                                           COVER-ALL TECHNOLOGIES INC., THE RUSSELL 2000 INDEX AND A PEER GROUP
                                   -----------------------------------------------------------------------------------

                                       12/31/00      12/31/01      12/31/02      12/31/03      12/31/04      12/31/05
                                       --------      --------      --------      --------      --------      --------
Cover-All Technologies Inc.......       $100.00       $101.96       $180.39       $207.84       $250.98       $215.69
Russell 2000 Index...............       $100.00       $102.49        $81.49       $120.00       $142.00       $148.46
Peer Group (1)...................       $100.00        $82.05        $58.17        $76.65        $95.76        $85.83

------------------
(1) The peer group consists of Computer Sciences Corporation, Ebix, Inc., Pegasystems Inc. and TenFold Corporation.

                             AUDIT COMMITTEE REPORT

        The Board of Directors of the Company maintains an Audit Committee comprised of two directors of the Company, each of whom is independent, as that term is used under the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and Nasdaq. The Audit Committee acts pursuant to an amended written charter adopted by the Board of Directors in 2004. The Audit Committee, along with the Board of Directors, has determined that Mr. Gallegos, a member of the Audit Committee, qualifies as an "audit committee financial expert" as defined under Item 401(h) of Regulation S-K adopted by the SEC. The Audit Committee believes that the Audit Committee's current member composition satisfies the requirements of the Sarbanes-Oxley Act of 2002 and the recently enacted rules of the SEC.

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the annual financial information to be provided to stockholders and the SEC; (ii) the establishment and monitoring of procedures to improve the quality and reliability of the disclosure of the Company's financial condition and results of operations; (iii) the appointment, compensation and retention of the Company's independent auditors and the work performed by the independent auditors; and (iv) the internal audit functions.

        The Audit Committee schedules its meetings with a view to devoting appropriate attention to all of its tasks. The Audit Committee meetings include, whenever appropriate, sessions with the Company's independent auditors without the presence of the Company's management.

        Each year, the Audit Committee recommends to the Board of Directors of the Company the selection of the Company's independent auditors. The independent auditors are responsible for performing an independent audit of the Company's audited consolidated financial statements according to generally accepted auditing standards and for issuing a report based on this audit. The Audit Committee monitors and oversees these processes.

        The Audit Committee has met and held discussions with management and Moore Stephens, P.C., the Company's independent auditors. The Company's management represented to the Audit Committee that the Company's audited consolidated financial statements were prepared according to generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements with the Company's management and the independent auditors.

        The Audit Committee discussed with Moore Stephens, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). These matters included a discussion of Moore Stephens, P.C.'s judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting. Moore Stephens, P.C. also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Moore Stephens, P.C. that firm's independence, including a review of both auditor and non-auditor fees and considered the compatibility of non-audit services with the auditors independence.

        Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's

Annual Report on Form 10-K for the year ended December 31, 2005 for filing with SEC.

                                                Earl Gallegos
                                                Robert A. Marshall
                                                (members of the Audit Committee)



                         INDEPENDENT AUDITOR INFORMATION

        Our Audit Committee has selected Moore Stephens, P.C., Cranford, New Jersey, as the principal independent auditors for 2006. Moore Stephens, P.C. has served as our independent auditors since August 1997. A representative of Moore Stephens, P.C. is expected to be present at the meeting and to be available to respond to appropriate questions. This representative will also be given an opportunity to make a statement at the meeting if the representative desires.

FEES

        The following table sets forth the fees paid for professional services rendered by Moore Stephens, P.C. for audit services, audit-related services, tax services and all other services in 2005 and 2004.


                FEE CATEGORY                     2005              2004
                ------------                     ----              ----

                Audit Fees (1)                 $104,500          $ 99,012

                Audit-Related Fees (2)               --                --

                Tax Fees (3)                   $ 12,000          $ 12,488

                All Other Fees (4)             $ 16,831          $  2,865
                                               --------          --------

                TOTAL FEES                     $133,331          $114,365

------------------
(1) For professional services rendered in connection with the audit of our annual financial statements and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q.

(2) For assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

(3) For professional services rendered for tax compliance, tax advice, tax return preparation and tax planning.

(4) For other services rendered, including attendance at board and stockholder meetings, review of our proxy statement relating to our annual stockholders meetings and assistance with our responses to the SEC review of our Form 10-K, not covered under the above disclosures.


POLICY ON PRE-APPROVAL BY AUDIT COMMITTEE OF SERVICES PERFORMED BY INDEPENDENT AUDITORS

        The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent auditors during the fiscal year.

        PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Our Board, on the recommendation of the Audit Committee, has appointed Moore Stephens, P.C. as our independent auditors for 2006, and urges you to vote for ratification of this appointment. In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by our Audit Committee and our Board.

                   THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.


                             ADDITIONAL INFORMATION

ANNUAL REPORT

        All stockholders of record as of April 26, 2006 have or are currently being sent a copy of our Annual Report for the fiscal year ended December 31, 2005, which contains our audited financial statements. The Annual Report is deemed to be part of the material for the solicitation of proxies. If you have not received a copy of the Annual Report, you may request a copy of the Annual Report by writing to the Secretary at our principal address.

SUBMISSION OF STOCKHOLDER PROPOSALS

        If you intend to present a proposal at the 2007 annual meeting of stockholders and seek to have the proposal included in our proxy statement and form of proxy relating to that meeting, you may do so by following the procedures in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received no later than December 29, 2006. Any such proposal should be sent to us at Cover-All Technologies Inc., Attn.: Secretary, 55 Lane Road, Fairfield, New Jersey 07004.

PROXY SOLICITATION COSTS

        We will bear all of the costs of solicitation of proxies. In addition to solicitation of proxies by use of the mails, our directors, officers and employees may solicit the return of proxies by telephone or personal interview. These persons will not receive additional compensation for this solicitation.

        Please return proxies promptly. We urge you to fill in, date, sign and return the proxy immediately. Return your proxy in the enclosed envelope, which requires no additional postage if mailed in the United States.



                                        By Order of the Board of Directors


                                        ANN F. MASSEY
                                        Secretary


Date:  April 28, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           COVER-ALL TECHNOLOGIES INC.


        The undersigned, a stockholder of COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the "Company"), does hereby appoint John W. Roblin and Ann
F. Massey and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the 2006 Annual Meeting of Stockholders of the Company to be held at the Parsippany Hilton, One Hilton Court, Parsippany, New Jersey 07054, on Wednesday, June 7, 2006 at 9:30 a.m., local time, and at any adjournments thereof, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

        The undersigned hereby instructs said proxies or their substitutes:

1. To elect a class of directors consisting of two directors to serve for a term of three years and until their successors shall have been duly elected and qualified:

                  NOMINEES: John W. Roblin, Robert A. Marshall

        |_|  Vote FOR the nominees listed    |_|  WITHHOLD AUTHORITY to vote for
             above                                the nominees listed above


        INSTRUCTION: To withhold authority to vote for the individual nominee(s), write that nominee's name in the space provided:


2. To ratify the appointment of Moore Stephens, P.C. as independent auditors for the fiscal year ending December 31, 2006.


        |_| FOR         |_| AGAINST             |_| ABSTAIN


3. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Annual Meeting or any adjournments thereof.


                                   (continued, and to be signed on reverse side)

                           (continued from other side)

        THIS PROXY WILL BE VOTED AS SPECIFIED EXCEPT THAT IF NO INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED "FOR" PROPOSAL 1 AND PROPOSAL 2.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1 AND PROPOSAL 2.



                                Please sign exactly as your name appears hereon. If stock is held jointly, signature should include both names. Administrators, Trustees, Guardians and others signing in a representative capacity, please give your full titles.


                                Dated:____________________________________, 2006

                                __________________________________________(L.S.)


                                __________________________________________(L.S.)
                                              Signature(s)


Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed
Envelope.